UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2010
DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 223-9160
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Diversified Restaurant Holdings, Inc. (the “Company”), together with its wholly-owned subsidiaries, entered into a credit facility (the “Credit Facility”) with RBS Citizens, N.A., a national banking association (“RBS”) on May 5, 2010 (the “Closing Date”). The Credit Facility consists of a $6 million development line of credit (“DLOC”) and a $9 million senior secured term loan (“Senior Secured Term Loan”). The Credit Facility is secured by a senior lien on all Company assets.
The Company plans to use the DLOC to increase its number of Buffalo Wild Wings franchise restaurant locations in the states of Michigan and Florida and to develop additional Bagger Dave’s restaurant locations. The DLOC is for a term of 18 months (the “Draw Period”) and amounts borrowed bear interest at 4% over LIBOR as adjusted monthly. During the Draw Period, the Company may make interest-only payments on the amounts borrowed. The Company may convert amounts borrowed during the Draw Period into one or more term loans bearing interest at 4% over LIBOR as adjusted monthly, with principal and interest amortized over seven years and with a maturity date of May 5, 2017. Any amounts borrowed by the Company during the Draw Period that are not converted into a term loan by November 5, 2011, will automatically be converted to a term loan on the same terms as outlined above. The DLOC includes a carrying cost of .25% per year of any available but undrawn amounts.
The Company plans to use approximately $8.7 million of the Senior Secured Term Loan to repay substantially all of its outstanding senior debt and early repayment fees owed to unrelated parties and the remaining $0.3 million as working capital. The Company expects to realize approximately $1 million in debt service savings over the next 12 months through this refinancing. The Senior Secured Term Loan is for a term of seven years and, through a fixed-rate swap arrangement, bears interest at a fixed rate of 7.10%. Principal and interest payments are amortized over seven years, with monthly payments of $136,275.
Copies of the loan agreements for the DLOC and Senior Secured Term Loan are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein
Item 8.01 Other Events.
On March 7, 2010, the Company issued a press release announcing establishment of the Credit Facility described above. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits
(d)	The following exhibits are included with this Report.
Exhibit 10.1	Development Line of Credit Agreement, dated May 5, 2010

Exhibit 10.2	Credit Agreement, dated May 5, 2010

Exhibit 99.01	Press Release dated May 7, 2010.
SIGNATURES
In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: May 10, 2010	By:	/s/ T. Michael Ansley
		Name:	T. Michael Ansley
		Title:	President

ANNARBOR 39533-3 115661

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